Exhibit 3.1
AMENDED AND RESTATED
(as of April 18, 2002)
BY-LAWS
OF
TELETECH HOLDINGS, INC.
ARTICLE I
Offices
     Section 1. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at the Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of the Corporations’ registered agent at such address shall be The Corporation Trust Company. The registered office and/or agent of the Corporation may be changed from time to time by action of the Board of Directors.
     Section 2. Other Offices. The Corporation also may have offices at such other places, either within or without the State of Delaware, as from time to time the Board of Directors may determine or the business of the Corporation may require.
ARTICLE II
Stockholders
     Section 1. Place and Time of Meeting. An annual meeting of the stockholders shall be held each year within one hundred twenty (120) days after the close of the immediately preceding fiscal year of the Corporation for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. The date, time and place of the annual meeting shall be determined by the Board of Directors of the Corporation. If the election of directors shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of stockholders on a day as soon thereafter as may be convenient.
     Section 2. Special Meetings. Special meetings of stockholders may be called for any purpose and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called by the Chairman of the Board, the President, or any Vice President or by the Secretary upon the request of a majority of the Board of Directors.
     Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting of stockholders called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the Corporation’s principal place of business.

     Section 4. Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered, unless otherwise provided by statute, not less than ten (10) nor more than sixty (60) days before the date of the meeting, or in the case of a merger or consolidation, not less than twenty (20) nor more than sixty (60) days before the meeting or as otherwise provided by statute, either personally or by mail, by or at the direction of the Board of Directors or persons calling the meeting or as otherwise provided by statute, to each stockholder of record entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.
     Section 5. Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend or other distribution, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, unless otherwise provided by statute, in the case of a meeting of stockholders, not less than ten (10) days immediately preceding such meeting, or in the case of a merger or consolidation, not less than twenty (20) days immediately preceding such meeting. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 5, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     Section 6. Voting Lists. The officer or agent having charge of the transfer books for shares of stock of the Corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of each stockholder, the number of shares registered in the name of each stockholder and the number of votes each stockholder is entitled to cast. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder present at the meeting.
     Section 7. Quorum and Manner of Acting. Unless otherwise provided by the Certificate of Incorporation, holders of a majority of the voting power of the stock issued and outstanding and entitled to vote at a meeting thereof, present in person or presented by proxy, shall constitute a quorum at all meetings of the stockholders. In the event a quorum is not present or represented by proxy at any meeting of the stockholders, a majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting at which adjournment is taken, of the time and place of the adjourned meeting. At the adjourned meeting, the Corporation may transact any business which may have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
     Section 8. Vote Required. If a quorum is present, the affirmative vote of the holders of a majority of the voting power of the stock represented at such meeting, whether present or by proxy, shall be the act of the stockholders, unless the matter to be voted upon is one upon which, by express provision of the Delaware General Corporation Law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall determine the vote required to effect such action.
     Section 9. Voting Rights. Each stockholder shall be entitled to one vote for each share of voting capital stock held by such stockholder, except as otherwise provided in the Certificate of Incorporation. Each stockholder entitled to vote shall be entitled to vote in person, or may authorize another person or persons to act for him by proxy executed in writing by such stockholder or by his duly authorized attorney-in-fact, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.
     Section 10. Informal Action by Stockholders. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting thereof, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not les than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of any action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
ARTICLE III
Directors
     Section 1. Powers. The business and affairs of the Corporation shall be managed by the Board of Directors, subject to such limitations as are imposed by law, the Certificate of Incorporation or these By-laws.
     Section 2. Number, Election and Term of Office. The number of directors which shall constitute the whole Board of Directors shall be not less than two (2) nor more than nine (9) and shall be fixed from time to time, within such minimum and maximum, by resolution adopted by a majority of the Board of Directors. Each director shall serve for a term ending on the date of the first annual meeting following the annual meeting at which such director was elected or until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders.
     Section 3. Annual Meeting; Regular Meetings. The annual meeting of the Board of Directors shall be held, without notice other than this Section 3, immediately after and at the same place as the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without notice other than such resolution.

     Section 4. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President or a majority of directors. The person or persons who call a special meeting of the Board of Directors may designate any place, either within or without the State of Delaware, as the place for holding such special meeting. In the absence of a designated meeting place, the place of meeting shall be the Corporation’s principal place of business.
     Section 5. Notice of Special Meetings. A notice stating the place, date and hour of a special meeting shall be mailed not less than five (5) days before the date of the meeting, or shall be sent by telegram or facsimile or be delivered personally or by telephone not less than two (2) days before the date of the meeting, to each director, by or at the direction of the person or persons calling the meeting. Whenever notice is required to be given by law or any provision of the Certificate of Incorporation or these By-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting (which objection shall occur at the beginning of such meeting) to the transaction of any business at such meeting because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors or members of a committee of directors need by specified in the waiver of notice of such meeting unless otherwise required by the Certificate of Incorporation or these By-laws.
     Section 6. Quorum and Manner of Action. A majority of the number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; provided, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise provided in the Delaware General Corporation Law, the Certificate of Incorporation or these By-laws.
     Section 7. Action Without a Meeting by Directors. Any action which is required by law or by these By-laws to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof, or by all members of such committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote of all directors or committee members, as the case may be, at a duly called meeting thereof, and shall be filed with the minutes of the proceedings of the Board of Directors or such committee, as appropriate.
     Section 8. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board of Directors or of any committee designated by the Board may participate in a meeting of the Board or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 8 shall constitute presence at such meeting.
     Section 9. Resignations. Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board or the Secretary. Such resignation shall take effect at the time specified therein. The acceptance by the Board of Directors of such resignation shall not be necessary to make it effective unless such resignation specifically states that it shall take effect upon acceptance.
     Section 10. Vacancies. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and the director(s) so chosen shall hold office until their successor(s) are elected and qualified or until their earlier resignation or removal.
     Section 11. Removal. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the outstanding shares of the Corporation then entitled to vote at an election of directors. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, the provisions of this Section shall apply, in respect of the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote or the outstanding shares of the Corporation as a whole.
     Section 12. Interested Directors.
     (a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other Corporation, partnership, association, or other organization in which one or more of the Corporation’s directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely because of the existence thereof, or solely because a director or officer is present at or participates in the meeting of the Board or a committee thereof which authorizes such a contract or transaction, or solely because his or their votes are counted for such purpose, if:
     (i) the material facts as to such relationship or interest and as to the contract or transaction(s) are disclosed or are known to the Board of Directors or a committee thereof, as the case may be, and the Board or committee, as appropriate, in good faith authorizes the contract or transaction(s) by affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
     (ii) the material facts as to the relationship or interest and as to the contract or transaction(s) are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction(s) is specifically approved in good faith by vote of the stockholders; or
     (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders.

     (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorizes a contract or transaction described in this Section 12.
ARTICLE IV
Committees
     Section 1. Appointment and Powers. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation which, to the extent provided in said resolution or in these By-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that (a) no such committee shall have the power or authority in reference to (i) amend the Certificate of Incorporation (except that any such committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (ii) adopt an agreement of merger or consolidation, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, (iv) recommend to the stockholders a dissolution of the Corporation or a revocation thereof or (v) amend these By-laws; and (b) unless the resolution, By-laws or Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law.
     Section 2. Absence of Disqualification of Committee Member. In the absence or disqualification of any member of such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
     Section 3. Record of Proceedings. Each committees shall keep regular minutes of its proceedings and when required by the Board of Directors, report the same to the Board of Directors.
ARTICLE V
Officers
     Section 1. Number and Titles. The officers of the Corporation shall be elected by the Board of Directors and shall include a Chairman of the Board, President, Chief Operating Officer, Secretary and Treasurer. The Board of Directors may also elect additional officers of the Corporation, including one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers. The Board of Directors may elect such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. Any number of offices may be held by the same person. The officer designated as the Chief Financial Officer of the Corporation shall be the Treasurer unless another officer is chosen to be the Treasurer.
     Section 2. Election, Term of Office and Qualifications. The officers shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of stockholders or as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall be elected to hold office until his successor shall have been elected and qualified, or until his earlier death, resignation or removal.
     Section 3. Compensation. The compensation, if any, of all officers of the Corporation shall be fixed by the Board of Directors or, if created, the Compensation Committee thereof.
     Section 4. Removal. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
     Section 5. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary. Such resignation shall take effect at the time specified therein and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.
     Section 6. Duties of Officers. The duties and powers of the officers shall be as follows:
     (a) Chairman of the Board. Subject to the control of the Board of Directors, the Chairman of the Board shall, in general, supervise and manage the business and affairs of the Corporation and shall see that the resolutions and directions of the Board of Directors are carried into effect. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation, or a different mode of execution is expressly prescribed by the Board of Directors or these By-law or otherwise required by law, the Chairman may execute for the Corporation any contracts, agreements, deeds, conveyances or other obligations or instruments of the Corporation which the Board of Directors has authorized to be executed or the execution of which is in the ordinary course of the Corporation’s business, and the Chairman may accomplish such execution either under or without the seal of the Corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors or these By-laws. The Chairman shall preside at all meetings of the stockholders and of the Board of Directors (and of any executive committee thereof), and shall perform such other duties as from time to time shall be prescribed by the Board of Directors.

     (b) President. The President shall be the chief executive officer of the Corporation and shall supervise the carrying out of the policies adopted or approved by the Board of Directors. The President shall have general executive powers and shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of President, or imposed by these By-laws. The President shall cause to be called regular and special meetings of the stockholders and Board of Directors in accordance with these By-laws and he shall preside at all such meetings. The President also shall have such further powers and duties as from time to time may be conferred upon or assigned to the President by the Board of Directors. The President shall have the power and authority to execute all duly authorized contracts, agreements, deeds, conveyances or other obligations or instruments of the Corporation, except where required to permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.
     (c) Chief Operating Officer. The Chief Operating Officer shall be responsible for formulating general policies and programs for the Corporation for submission to the Board of Directors and for carrying out the programs and policies approved by the Board of Directors. He shall be responsible for the administration and operation of the business and affairs of the Corporation. The Chief Operating Officer shall have the power and authority to execute all duly authorized contracts, agreements, deeds, conveyances or other obligations or instruments of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chief Operating Officer shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.
     (d) Vice President. The Board of Directors may appoint one or more Vice Presidents, who may be designated as Executive Vice Presidents, Senior Vice Presidents or Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him or her by the Board of Directors. In the absence or disability of the President, the Vice President (or in the event there are more than one Vice Presidents, the Vice Presidents in the order designated by the Board of Directors) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.
     (e) Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for any committees if required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe. The Secretary shall have custody of the corporate seal of the Corporation, if any, and he or she, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by the Secretary’s signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

     (f) Treasurer. The Treasurer shall have custody of the Corporation’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and the financial condition of the Corporation.
     If required by the Board of Directors, the Treasurer shall give the Corporation and maintain a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.
     (g) Assistant Treasurers and Assistant Secretaries. In the absences of the Treasurer or Secretary or in the event of the inability of the Treasurer or Secretary to act, the Assistant Treasurer and the Assistant Secretary (or in the event there is more than one of either, in the order designated by the Board of Directors or in the absence of such designation, in the order of their election) shall perform the duties of the Treasurer and Secretary, respectively, and when so acting, shall have all the authority of, and be subject to all restrictions upon, such office. The Assistant Treasurers and Assistant Secretaries shall also perform such duties as from time to time may be prescribed by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors. If required by the Board of Directors, an Assistant Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.
ARTICLE VI
Certificates of Stock
and Their Transfer
     Section 1. Stock Certificates. Stock certificates shall be in such form as determined by the Board of Directors and shall be signed by, or in the name of the Corporation by, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on the certificates may be a facsimile.
     Section 2. Transfer of Shares. The shares of the Corporation shall be transferable only on the books of the Corporation by the holder, in person or by duly authorized attorney, on the surrender of the certificate or certificates for such shares properly endorsed. The Board of Directors shall have the power to make all such rules and regulations, consistent with applicable law, as the Board of Directors may deem appropriate concerning the issue, transfer and registration of certificates for shares of the Corporation. No new certificate shall be issued until the former certificate or certificates for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, wrongfully taken or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors or the President may prescribe consistent with applicable law.
ARTICLE VII
Dividends
     Subject to the provisions of the Delaware General Corporation Law and the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.
ARTICLE VIII
Fiscal Year
     The fiscal year of the Corporation shall be fixed by the Board of Directors.
ARTICLE IX
Seal
     The corporate seal shall have inscribed thereon the name of the Corporation and the words “Corporate Seal” and “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.
ARTICLE X
Miscellaneous Provisions
     Section 1. Contracts. The Board of Directors or the President may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation in the ordinary course of the Corporations’ business and such authority may be general or confined to a specific instance.
     Section 2. Loans. No loan shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to a specific instance.
     Section 3. Checks, Drafts, Etc.,. All checks, drafts or other orders for the payment of money, or notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent as shall from time to time be authorized by the Board of Directors.
     Section 4. Deposits. The Board of Directors may select the banks, trust companies or other depositaries of the funds of the Corporation.

     Section 5. Stock in Other Corporations. Shares of any other Corporation which may from time to time be held by the Corporation may be represented and voted by the President, or by any proxy appointed in writing by the President, or by any other person or persons thereunto authorized by the Board of Directors, at any meeting of stockholders of such Corporation or by executing written consents with respect to such shares where stockholder action may be taken by written consent. Shares represented by certificates standing in the name of the Corporation may be endorsed for sale or transfer in the name of the Corporation by the President or by any other officer thereunto authorized by the Board of Directors. Shares belonging to the Corporation need not stand in the name of the Corporation, but may be held for the benefit of the Corporation in the name of any nominee designated for such purpose by the Board of Directors.
ARTICLE XI
Indemnification of Directors, Officers and Others
     11.1 Authorization of Indemnification
     Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the Corporation or otherwise (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor to the Corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided herein) procedures set forth in the Delaware General Corporation Law, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the Corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (except for a suit or action pursuant to Section 11.1 hereof) only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Persons who are not directors or officers of the Corporation and are not so serving at the request of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The indemnification conferred in this Section 11.2 also shall include the right to be paid by the Corporation (and such successor) the expenses (including attorneys’ fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition; provided, however, that, if and to the extent the Delaware General Corporation Law requires, the payment of such expenses (including attorneys’ fees) incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 11.1 or otherwise; and provided further, that, such expenses incurred by other employees and agents may be so paid in advance upon such terms and conditions, if any, as the Board of Directors deems appropriate.
     11.2 Right of Claimant to Bring Action Against the Corporation
     If a claim under Section 11.1 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed or is otherwise not entitled to indemnification under Section 11.1, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (in the manner provided under the Delaware General Corporation Law) to have made a determination prior to or after the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law shall not be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Unless otherwise specified in an agreement with the claimant, an actual determination by the Corporation (in the manner provided under the Delaware General Corporation Law) after the commencement of such action that the claimant has not met such applicable standard of conduct shall not be a defense to the action, but shall create a presumption that the claimant has not met the applicable standard of conduct.
     11.3 Non-exclusivity
     The rights to indemnification and advance payment of expenses provided by Section 11.1 hereof shall not be deemed exclusive of any other rights to which those seeking indemnification and advance payment of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.
     11.4 Survival of Indemnification
     The indemnification and advance payment of expenses and rights thereto provided by, or granted pursuant to, Section 11.1 hereof shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, partner or agent and shall inure to the benefit of the personal representatives, heirs, executors and administrators of such person.

     11.5 Insurance
     The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person’s status as such, and related expenses, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law.
ARTICLE XII
Amendment
     These By-laws may be altered, amended or repealed and new By-laws adopted by the stockholders by vote at a meeting or by written consent without a meeting and, subject to the power of the stockholders as aforesaid, by the Board of Directors.